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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): April 15, 1999

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                                      AND
                        L-3 COMMUNICATIONS CORPORATION
               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                                   001-14141
                                   333-46983
                            (Commission File Number)

                                   13-3937434
                                   13-3937436
                       (IRS Employer Identification No.)

                   600 THIRD AVENUE, NEW YORK, NEW YORK 10016
             (Address of Registrant's principal executive offices)

                                  212-697-1111
                        (Registrant's telephone number)




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Item 2.  Acquisition or Disposition.

                  On April 15, 1999 Angel Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of L-3 Communications Corporation, a Delaware corporation ("Parent"), acquired 4,889,717 shares of Common Stock, par value $1.00 per share (the "Shares") of Aydin Corporation, a Delaware corporation (the "Company"), representing 93.6% of the Company's outstanding Shares, for a cash price of $13.50 per share, net to the seller, without interest. The Shares were purchased pursuant to a tender offer (the "Offer") commenced on March 5, 1999 to acquire all of the outstanding Shares.

                  On April 29, 1999, Parent completed the merger of Purchaser with and into the Company. Upon consummation of the merger, the Company became a wholly-owned subsidiary of Parent, and the stockholders of the Company whose Shares were not purchased pursuant to the Offer became entitled to receive $13.50 per share. The total purchase price for the Company was approximately $74,000,000.

                  The funds used to consummate the acquisition came from capital contributions and advances made by Parent from funds available in its cash account.



Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

                  (c)      Exhibits:

                  Exhibit 2.1 Agreement and Plan of Merger, dated as of March 1, 1999, by and among L-3 Communications Corporation, Angel
                               Acquisition Corporation and Aydin
                               Corporation (incorporated herein by
                               reference to Exhibit (2) of the Form
                               8-K dated March 1, 1999).



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                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 L-3 COMMUNICATIONS HOLDINGS, INC.


                                 By: /s/ Christopher C. Cambria
                                         ------------------------
                                 Name:   Christopher C. Cambria
                                 Title:  Vice President and General Counsel


                                 L-3 COMMUNICATIONS CORPORATION


                                 By: /s/ Christopher C. Cambria
                                         -------------------------
                                 Name:   Christopher C. Cambria
                                 Title:  Vice President and General Counsel

DATED: April 30, 1999